UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2009

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On September 17, 2009, Del Monte Foods Company announced via press release that its wholly owned subsidiary Del Monte Corporation has commenced a cash tender offer and consent solicitation for any and all of its $450 million aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events

On September 17, 2009, Del Monte Foods Company announced via press release that its wholly owned subsidiary Del Monte Corporation is making a private placement offering of $450 million in aggregate principal amount of senior subordinated notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
99.1	Del Monte Foods Company Press Release dated September 17, 2009

99.2	Del Monte Foods Company Press Release dated September 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: September 17, 2009	By:	/s/ James Potter
	Name:	James Potter
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Del Monte Foods Company Press Release dated September 17, 2009

99.2	Del Monte Foods Company Press Release dated September 17, 2009

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